CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS
BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO 17 C.F.R. SECTION 200.80(b)(4),
200.83 and 240.24b.2.

SUPPLY AGREEMENT

BETWEEN

BOA NO. 19337

DIGITAL EQUIPMENT CORPORATION (BUYER)

AND

QUANTUM CORPORATION (SELLER)

FOR STORAGE DEVICES

OCTOBER 3, 1994

1.	SUPPLY AGREEMENT

A. This Supply Agreement and all attachments (called the
"Agreement") is made by DIGITAL EQUIPMENT CORPORATION ("Buyer") and QUANTUM CORPORATION and QUANTUM PERIPHERALS (EUROPE) ("Seller").
Buyer's worldwide subsidiaries may place Purchase Orders under this Agreement per Section 2.A. The Terms and Conditions herein exclusively govern the purchase and sale of the material described in Exhibit A (Product Description and Pricing) and the repairs described in Exhibit B (Repair Services, Pricing and Location) ("Material and Repairs").

B.	If any term of this Agreement conflicts with any term of an
issued Purchase Order, this Agreement shall take precedence.

C.	It is understood by Seller that Material to be purchased
under this Agreement may relate to products that are under development by Buyer. Except as expressly agreed to by Buyer, Buyer accepts no responsibility for any expenses, losses or actions incurred or undertaken by Seller as a result of work performed in anticipation of purchases of said Material and Repairs by Buyer.

	D.	Notwithstanding the requirement in Section 22 (General) that two signatures are necessary to amend this Agreement, Buyer may add products of Seller to the list of Material available for purchase hereunder in accordance with the procedures described in Exhibit A. Such added products shall be deemed "Material and Repairs" as defined herein as though listed in Exhibit A at the time of execution of this Agreement.

	E.	Seller agrees to supply spare parts for any Material on
commercially reasonable terms.

2.	PURCHASE ORDERS

	A.	The term "Purchase Order" shall mean Buyer's written
Purchase Order form and any documents incorporated therein by reference.

	B.	Buyer shall order Material and Repairs by issuing telex,
facsimile, or telephonic orders or Purchase Orders. Buyer will issue confirming written Purchase Orders within ten (10) days after issuing such telex, facsimile or telephonic orders. Each Purchase Order will comply with the terms of this Agreement and will specify items such as: item description, quantity, delivery schedule, destination, total price of the Purchase Order. Each Purchase Order shall be made part of, and be incorporated into, this Agreement.

	Seller shall accept all Purchase Orders for Material and Repairs Available (as defined in Exhibit A) under this Agreement that are consistent with the terms of this Agreement, including

CONFIDENTIAL TREATMENT REQUESTED
requirements as
to Leadtimes.  Seller shall have [             ] after receipt to reject
any Purchase Order for failure to so comply.  By not so rejecting a
Purchase Order within [            ], Seller shall be deemed to have
accepted the Purchase Order.

	Acceptance by Seller is limited to the terms of this Agreement and the Purchase Order. No additional or different terms proposed by Seller shall apply. In addition, the parties agree that this Agreement and issued Purchase Orders constitute a Contract for the Sale of Goods and satisfy all statutory and legal formalities of a contract.

	C.	If Buyer's Purchase Order specifies export after passage of
title, Seller shall furnish Buyer with all necessary Export/Import documentation. Export/Import documentation shall be in accordance with the INCOTERMS then in force.

	D.	If Seller has more than one (1) geographic location which
could supply Material and Repairs, Seller shall use reasonable efforts to make such Material and Repairs available to Buyer from Seller's closest location to Buyer's "ship to" location.

3.	PURCHASE PERIOD; PURCHASE COMMITMENTS

	A.	The period during which Buyer may issue Purchase Orders for
Material under this Agreement ("Purchase Period") shall begin on the Closing Date (as defined in the Stock and Asset Purchase Agreement dated July 18, 1994 (the "Stock and Asset Purchase Agreement")) and end on the third anniversary of such date. The parties agree to negotiate in good
faith toward a [          ] extension of the Purchase Period during the
[        ] quarters thereof.

	B.	The period during which Buyer may issue Purchase Orders for
Repairs under this Agreement ("Repair Period") for each specific
Material shall last until [              ] after Buyer's last purchase
of such Material.

	C.	Buyer agrees that, during the term of this Agreement, it
will order and purchase (1) [                         ] of its and its
subsidiaries' requirements (measured in dollar volume) for rigid disk
drives, (2) [                     ] of its and its subsidiaries'
requirements (measured in dollar volume) for Digital linear tape drives, media and loaders and comparable tape products (including, for example, [
                          ], and (3) [                               ]
of its and its subsidiaries' requirements (measured in dollar volume) for solid state disks (in each case, the "Required Percentage") from Seller during each Measurement Period. "Measurement Period" means the
most recently completed [        ] period ending [               ]
within the Purchase Period, provided that the first Measurement Period shall be the period from the first day of the Purchase Period to
[                  ], and the last Measurement Period shall be the
period from [              ] to the last day of the Purchase Period in
the same calendar year. Buyer agrees to cooperate with Seller in placing its orders with the Seller entity that would be the most appropriate under the circumstances. Purchases by Buyer of its [
           ] prior to [                   ] shall be excluded from this
requirements commitment.  Purchases by Buyer's [
                  ] or its successor of products from a supplier other than Seller in connection

CONFIDENTIAL TREATMENT REQUESTED
with performance of repair services to third parties shall be excluded from this requirements commitment if product so purchased is used to replace malfunctioning products originally procured from such other supplier. Buyer may purchase products in order to meet legal requirements to which Buyer's customer is subject that are not met by Seller's products and any such purchases shall be excluded from this requirements commitment. In the event Buyer purchases systems or subsystems from third parties for resale by Buyer, products that are included within such systems or subsystems shall also be excluded from this requirements commitment if (1) such system or subsystem has been or is to be designed by a third party independently of Buyer for sale generally as designed or with immaterial modifications to accommodate individual private label or OEM customers and (2) Buyer is not specifying the manufacturer of the rigid disk drive or comparable components such as monitors, keyboards and printed circuit board assemblies (but excluding for this purpose microprocessors), or the parts therein.

	D.	Buyer's requirements commitment will be subject to
modification on a product-by-product basis as set forth herein.

	1. If any Material is rejected and returned by Buyer or any Purchase Order therefor is canceled by Buyer for lateness, in each case in accordance with the terms of this Agreement, and if Buyer purchases substitute Material from another supplier within [
           ] of such rejection or cancellation, then such substitute Material shall be deemed to have been purchased from Seller at Buyer's actual purchase price therefor for purposes of determining whether Buyer has purchased the Required Percentage of its requirements for the applicable category of Material.

	2. If Seller does not offer for sale a product that meets the reasonable needs of Buyer or any such offered product is not yet Available (as defined in Exhibit A) under this Agreement until
the later of (i) [                  ] after Seller indicates its
intention to offer such product to Buyer and (ii) [
    ] after such time as a product that meets in all material respects specifications requested by Buyer becomes Available for delivery under this Agreement, Buyer may purchase substitute product from another supplier and any such purchases shall not be included in the determination of Buyer's requirements for the applicable category of Material. This paragraph shall not apply
to [                                               ] products.

	3. If Seller rejects a Purchase Order in breach of its obligations under this Agreement, in addition to any other rights and remedies Buyer may have under this Agreement Buyer may purchase substitute Material from another supplier and any such purchases shall be deemed to have been purchased from Seller at Buyer's actual purchase price therefor for purposes of determining whether Buyer has purchased the Required Percentage of its requirements for the applicable

CONFIDENTIAL TREATMENT REQUESTED
category of Material.  In
addition, if Seller has so rejected orders for more than [      ]
of Buyer's forecasted requirements for a given product in any quarter, Buyer may by written notice to Seller permanently exclude such product from the determination of Buyer's requirements for the applicable category of Material, and any further purchases of such product from Seller will be at the discretion of Buyer.

	4.  If Late Volume with respect to any product in a quarter
exceeds [      ] of the number of units thereof scheduled for
delivery in such quarter pursuant to purchase orders placed in accordance with Section 5.A, in addition to any other rights and remedies Buyer may have under this Agreement, Buyer may reduce its purchases of such product and its overall requirements commitment for the applicable category of Material hereunder during such
quarter and the next quarter by [     ] of its requirements for
such product.  In addition, if with respect to any product Buyer
invokes its rights hereunder more than [           ], Buyer may by
written notice to Seller permanently exclude such product from the determination of Buyer's requirements for the applicable category of Material, and any further purchases of such product from Seller will be at the discretion of Buyer. "Late Volume" means the number of units that are delivered late, as defined in Section
5.C.

	5. If Nonconforming Volume with respect to any product in a quarter exceeds the standards set forth in Exhibit C
(Qualification and Quality), Buyer may stop ordering such product until Seller provides Buyer with a recovery plan reasonably acceptable to Buyer, after which Buyer shall resume ordering such product from Seller as contemplated by such recovery plan for so long as Seller performs in all material respects in accordance with such plan.  During the period between Seller's exercise of its right hereunder until a recovery plan has been successfully completed, Buyer's purchases of such product from any source, including Seller, shall not be included in the determination of Buyer's requirements for the applicable category of Material for purposes of Section 3.C. In addition, if with respect to any
product Buyer invokes its rights hereunder more than [          ],
Buyer may by written notice to Seller permanently exclude such product from the determination of Buyer's requirements for the applicable category of Material, and any further purchases of such product from Seller will be at the discretion of Buyer. "Nonconforming Volume" means units of product that fail to pass inspection per Section 6.C.

	E.	Within thirty (30) days after the end of each complete
quarter during the Purchase Period, Buyer shall deliver a report (a "Compliance Report") to Seller showing in reasonable detail the determination of its requirements and its purchases and deemed purchases from Seller during the quarter (or the period from the first day of the Purchase Period to the end of the first such quarter, in the case of the first such report) and during the then-current Measurement Period to the end of such quarter. In the event of a shortfall in any complete Measurement Period, Buyer will pay to Seller an amount equal to (1) a
[
          ], less (2) a [
       ] in excess of [       ] equal to [
                                          ].  Any such payment shall be
made within thirty (30) days of receipt of Seller's invoice, together with supporting

CONFIDENTIAL TREATMENT REQUESTED
computations, therefor as liquidated damages in respect of Buyer's failure to purchase the Required Percentage of its requirements. Seller's rights under this Section 3.E shall represent Seller's exclusive remedy for a breach of Buyer's obligations under
Section 3.C.

	F.	With respect to inventories included within the Purchased
Assets under the Stock and Asset Purchase Agreement that relate to proprietary products heretofore manufactured by Buyer that cannot be readily sold to others ("Custom Inventory"), Seller shall have the option to sell to Buyer (at the applicable purchase price in the case of finished goods and at book value in the case of other inventory) any of such Custom Inventory that Seller still holds (having applied "first-in-first-out" inventory practices) on December 31, 1995.

4.	PRICING

	A.	The prices for Material shall be established in accordance
with Exhibit A. The prices for Repairs shall be established in accordance with Exhibit B.

	B.	Prices shall include all charges such as packaging, packing, customs duties imposed before passage of title, and all taxes except sales, use and other such taxes imposed upon the sale or transfer of Material for which Buyer is solely responsible under applicable law and for which Buyer is properly invoiced by Seller. If Material is supplied without normal packaging or packing, Seller will pass on to Buyer its cost savings in connection therewith.

5.	DELIVERY, LEADTIME AND FLEXIBILITY

	A.	Buyer's Purchase Orders shall state Seller's committed
delivery dates for Material and Repairs. TIME AND DATE OF DELIVERY ARE OF THE ESSENCE FOR ALL PURCHASES MADE UNDER THIS AGREEMENT. The minimum period between Buyer's issuance of a Purchase Order and the scheduled delivery date ("Leadtime") shall be as determined in accordance with Exhibit A.

	B.	All deliveries shall be FOB Origin.  Buyer shall select the
carrier and shall pay transportation charges on a "freight collect" basis.

	C.	If Seller delivers Material and Repairs more than [
] business days (i.e., Monday through Friday, excluding national holidays) in advance of the scheduled delivery date, Buyer may either return such Material and Repairs, at Seller's expense, for subsequent delivery on the scheduled delivery date or retain such Material and Repairs and postpone payment until it would have been due if Seller had delivered such Material and Repairs on schedule. Without limiting any of Buyer's rights and remedies in equity or at law, if Seller delivers
any Material or Repairs more than [       ] business days after the
scheduled delivery date, such Material or Repairs shall be considered "late" and Buyer may require that Seller ship the Material and Repairs via premium means at Seller's expense, or may cancel the order for such Material and Repairs, without cost or liability to Buyer. Seller agrees that it will give "highest priority customer" status to Buyer's orders in the event of a product shortage.

CONFIDENTIAL TREATMENT REQUESTED

	D.	Seller shall deliver the exact quantity of Material and
Repairs scheduled for delivery pursuant to Purchase Orders placed in accordance with Section 5.A. If Seller delivers less than the scheduled
volume, Seller shall correct the shortage within a [             ]
period, with respect to particular items of Material and Repairs produced by Buyer prior to the date of this Agreement that are delivered
during the first year of the Purchase Period, and within a [         ]
period for all other Material and Repairs. If Seller fails to correct such shortage within this period, without limiting any of Buyer's rights and remedies under this Agreement, Buyer may cancel the pertinent portion of the order without cost or liability. If Seller delivers more than the quantity ordered, Buyer may return any excess Material and Repairs, at Seller's expense.

	E.	Buyer may require that shipments of Material and Repairs
under this Agreement be shipped by Seller to various destinations. The Purchase Order will clearly specify the "Ship To" location for each order placed with Seller.

	F.	Buyer will measure Seller's performance against commitments, for the purpose of establishing Seller's rate of timely delivery.
Timely delivery shall mean delivery of scheduled quantities no more than
[         ] business days early, or more than [          ] business days
late.

	G.	Buyer may, WITHOUT COST OR LIABILITY, increase or decrease
the quantity of each specific Material ordered under this Agreement, as well as cancel Purchase Orders or portions of Purchase Orders, in accordance with the following schedule (with increases to be measured as to each purchase order based on cumulative increases through the date of the pertinent increase); provided, however, that orders for Digital linear tape drives and solid state disks and for custom rigid disk drives that cannot be readily sold to others are not cancelable and may
not be delayed more than [                      ] days from the
originally scheduled delivery date.

	% INCREASE	% DECREASE	% CANCEL
LEADTIME BEFORE DELIVERY	SHIPMENT	SHIPMENT	SHIPMENT

[                 ]	[       ]	[      ]	[      ]
[                 ]	[       ]	[      ]	[      ]
[                 ]	[       ]	[      ]	[      ]
[                 ]	[       ]	[      ]	[      ]


*  This line does not apply to orders for
[                                               ] and the previous line
shall apply to [          ].
** If, notwithstanding its best efforts, Seller is unable to accommodate this increase, its failure to do so will not be considered to be Late Volume for purposes of Section 3.D.4.

	H.	If Buyer cancels or decreases shipments in excess of what is permitted under paragraph G above or cancels an order that is not cancelable, then Seller agrees to use commercially reasonable efforts
(as determined by Seller in its good faith judgment) to sell such

CONFIDENTIAL TREATMENT REQUESTED
excess
or cancelled products on commercially reasonable terms in consultation with Buyer. Promptly following such cancellation or decrease, Buyer
shall pay as liquidated damages to Seller [     ] of the applicable
purchase price (less the proceeds of any sale of such products on
Buyer's behalf) if within [                ] of shipment or [     ] of
the applicable purchase price (less the proceeds of any sale of such
products on Buyer's behalf) if between [             ] of shipment.  If
Seller is unable to sell all or some of such excess or cancelled products prior to Buyer's payment of liquidated damages to Seller under this provision, Seller shall, upon request by Buyer, use commercially reasonable efforts to dispose of the affected product in consultation with Buyer and will remit to Buyer from the proceeds thereof any amounts that, together with the liquidated damages paid by Buyer, are in excess of the applicable purchase price plus Seller's reasonable costs incurred in effecting such disposition.

	I.	Buyer and Seller agree to implement an inventory management
program for rigid disk drives, based on "pulling" product to point of consumption, per Buyer's actual consumption rates, on terms to be agreed. The program is based on establishing FOB points close to Buyer's manufacturing facilities, and allowing plant personnel to provide Seller with several releases per week to ship Material to Buyer. The objectives of this program include shortening of Leadtime, inventory control by Buyer and Seller and increased flexibility to meet manufacturing needs as well as quick transitions. The terms of such inventory management program shall be consistent with industry practice and shall be set out in a separate agreement to be negotiated.

	J.	Buyer shall use reasonable efforts to forecast,
[                ] its intended purchases from Seller for each of the
products included on Exhibit A for each of the next [
             ]. Buyer shall also provide with such forecasts relevant information concerning its anticipated requirements from Seller for products not then Available under this Agreement, as contemplated by Exhibit A. Seller shall also provide forecasts of its product availability to Buyer, and to cooperate with Buyer in dealing with any
forecasted shortfall on a timely basis. If after [                ] a
shortfall is still forecasted and the forecasted time of delivery is
within [                 ], Buyer may procure the shortfall in such
product from another source; and such purchases will be excluded from the determination of Buyer's requirements. Such forecasts are for Seller's convenience only, and shall not create any Buyer liability or obligation to purchase Material.

	K.	A copy of Seller's packing list shall accompany all Material and Repairs shipments and shall indicate Buyer's Purchase Order Number, Part Number, and Serial Number.

	L.	Seller agrees to provide Buyer with the product
documentation described in Exhibit A.

6.	QUALITY, INSPECTION AND ACCEPTANCE

	A.	Prior to delivery Seller shall insure that all Material and
Repairs are in accordance with the terms of this Agreement, including but not limited to Exhibits A, B and C.

CONFIDENTIAL TREATMENT REQUESTED

	B.	Seller authorizes and agrees to assist Buyer in performing
source inspection and quality assurance reviews at Seller's manufacturing facilities. This shall in no way relieve Seller of its obligation to deliver conforming Material and Repairs, or waive any other Buyer rights hereunder.

	C.	During the [           ] Acceptance Period after Buyer's
receipt of the shipment of Material and Repairs, Buyer will return, at Seller's expense, Material and Repairs which fail to pass inspection per the criteria defined in Exhibit C (Qualification and Quality). Such returns shall be, at Buyer's option, for credit, refund of purchase
price or repair/replacement.  Within [               ] of Buyer's notice
to Seller of nonconformance, Seller shall designate carrier and insure pickup of rejected Material and Repairs, or Buyer may select a carrier and return rejected Material and Repairs, freight collect, FOB Buyer's dock.

	D.	Spares Emergency Leadtime (applies to U.S. only) (does not
apply to Material subject to an inventory management program per Section
5.I).

		1.	Seller shall accept and process Priority One (P-1)
Purchase Order(s)
[
                                               ]. All
P-1 Purchase Orders will be delivered to Buyer's designated carrier or freight agent within [
                   ] of authorization.

		2.	Invoice(s) for P-1 Purchase Order(s) must be
accompanied by a copy of the Waybill(s) for the shipment(s).


	E.	If any Repairs are returned to Seller for any reason, they
will be identified in Buyer's accompanying form. Buyer will retain title to all such items ("Buyer-Owned Material"). While Buyer-Owned Material is in Seller's care, custody, and control, Seller shall be responsible for the amount of the Buyer-Owned Material's full replacement value against all risks or acts of war. Seller shall identify such Material as Buyer-Owned Material and shall use such Material solely under the terms of this Agreement. Upon request from Buyer, Seller shall promptly return all Buyer-Owned Material.

7.	PAYMENT

	A.	Buyer shall issue payment net [                 ] after
receipt of product and correct invoice for Material and Repairs
delivered during the first [                    ] of the Purchase Period
and net [                    ] after receipt of product thereafter.

	B.	Amounts owed to Buyer due to rejections of Material and
Repairs, or discrepancies on paid invoices will be, at Buyer's option, fully credited against future invoices payable by Buyer, or paid by
Seller within [                 ] from Seller's receipt of a debit memo
or other written request for payment from Buyer.

CONFIDENTIAL TREATMENT REQUESTED

	C.	Buyer shall have the right to offset amounts coming due to
Seller hereunder against amounts then due and unpaid to Buyer under that certain promissory note issued to Buyer pursuant to the terms of the Stock and Asset Purchase Agreement.

8.	WARRANTY

	Seller shall warrant each item of Material and Repairs pursuant to its standard warranty terms (which shall be consistent with industry
standards, which the parties agree as of the date hereof is [         ]
for IDE and [          ] for SCSI rigid disk drive products and [
] for SCSI and [         ] for SDI/DSSI solid state disks) applicable to
such item.  Notwithstanding the foregoing, Digital linear tape drives and loaders currently in production will carry the same warranty terms that Buyer provided prior to the date of this Agreement (i.e.,
[                                 ].  For purposes of this
Agreement, "industry standards" for any practice or policy shall mean the practice or policy followed by two (as selected by Buyer) of the four largest suppliers of the comparable product in supplying comparable customers. Seller agrees to offer a secured site warranty consistent with the requirements of the federal government. Seller warrants it has the right to convey the Material and Repairs and that the Material and Repairs are free of all liens and encumbrances.

	SUCH WARRANTIES WILL BE EXCLUSIVE AND NO OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESSED OR IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, SHALL APPLY.

9.	AUDITS, CONFIDENTIAL INFORMATION AND ADVERTISING

	A.	Each party agrees to retain appropriate backup documentation in respect of, in the case of Buyer, its Compliance Reports delivered pursuant to Section 3.E and, in the case of Seller, its reports concerning pricing determinations pursuant to Exhibits A and B and
liquidated damages pursuant to Section 3.E for at least [            ]
following delivery thereof. Each party shall have the right to have its independent auditor inspect such documentation for the purpose of verifying the accuracy of such reports not more than once each year on reasonable advance notice and during normal business hours. Any discrepancies that are identified as a result of such an audit will be promptly corrected by the parties. If any additional payment is required in order to effect such correction, the paying party shall also pay interest thereon from the date such amount should have been paid to
the date on which it is paid at the rate of [          ] per annum.  Any
information disclosed as a result of such an audit will be confidential.

	B.	The parties shall maintain as confidential and shall not
disclose to any person outside its employ, nor use for purposes other than performance of this Agreement, all specifications, drawings, blueprints, data, business information, or other proprietary information of either party, learned by virtue of this Agreement, unless required by law, and only then after written notice to the other. Upon termination of this Agreement, the parties shall promptly return all copies of confidential material.

	C.	Without prior written consent, the parties shall not in any
manner disclose, advertise, or publish the terms of this Agreement.

	D.	Buyer may reproduce and use Seller's manuals, schematics,
and merchandising literature provided by Seller under this Agreement.

10.	INTELLECTUAL PROPERTY INDEMNITY

	Seller shall defend, at its expense, any claim against Buyer alleging that Material and Repairs, or any part thereof infringes any patent, copyright, trademark, trade secret, mask work, or other intellectual property interest in any country and shall pay all costs and damages awarded, provided Seller is notified promptly in writing of such a claim. If an injunction against Buyer's or Buyer's customer's use, sale, lease, license, or other distribution of the Material and Repairs, or any part thereof, results from such a claim (or if Buyer reasonably believes such an injunction is likely), Seller shall, at its expense (and in addition to the Seller's other obligations, hereunder), and as Buyer requests: obtain for Buyer and/or Buyer's customers the right to continue using, selling, leasing, licensing, or otherwise distributing the Material and Repairs, or replace or modify such Material and Repairs so they become noninfringing but functionally equivalent. The terms of this Section shall not apply to any claim for infringement resulting solely from Seller's compliance with Buyer's detailed written design specifications.

11.	CHANGES

	A.	No changes shall be made in the form, fit, function,
maintainability or reliability of Material without Buyer's prior written approval. Buyer's evaluation requirements are detailed in Exhibit C. Seller shall provide all necessary documentation to enable evaluation and, upon approval, implementation of proposed changes. Without limiting any of Buyer's rights and remedies in equity or at law, if Seller fails to comply with the above, Seller and Buyer shall jointly assess the impact of such failure and agree on such corrective measures as may be necessary to remedy the situation. If there is any disagreement as to what measures are required, the heads of the applicable business units of Seller and Buyer shall meet promptly to review and, if possible, resolve any such disagreement.

	B.	A "Mandatory" Change as used herein shall be defined as:
any change required by Seller to insure that the Material and Repairs,
(1) meet the applicable Product Purchase Specification(s), (2) are safe, and (3) comply with all applicable laws.

	1.	After written Seller notification of change to Buyer,
and Buyer review of change and written approval to Seller, Seller shall start implementation of Mandatory Changes to the Material and Repairs, per a mutually agreed upon schedule(s).

	2.	To implement Mandatory Change(s) to Material and
Repairs already delivered to Buyer, Seller shall supply Buyer with Material which contains such Mandatory Change(s) as needed to effect such Mandatory Change(s) or as promptly as possible under the circumstances.

CONFIDENTIAL TREATMENT REQUESTED

	C.	Change Notices:  Any notice given under this Section shall
be initially transmitted by means agreed to between the parties, to the addressees specified in Section 21 (Notices).

12.	TERM OF AVAILABILITY

	A.	In addition to the provisions of Section 3.A and 3.B, Seller grants to Buyer the option to continue to purchase any Material and Repairs for as long as they are made available to any of Seller's other customers.

	B.	Seller shall provide Buyer with at least [                ]
advance written notice prior to discontinuing the manufacture of any item of Material. At Buyer's option, Seller shall sell Buyer sufficient quantities of such Material and related Repairs as Buyer deems necessary and implement the End of Life Plan set forth in Exhibit D, hereto.

13.	FORCE MAJEURE

	Neither party shall be liable for failure to perform any of its obligations under this Agreement during any period in which such party cannot perform due to fire, flood, or other natural disaster, war, embargo, riot, or the intervention of any government authority, provided that the party so delayed immediately notifies the other party of such delay.

14.	COMPLIANCE WITH LAWS

	All Material and Repairs supplied and work performed under this Agreement shall comply with all applicable (U.S. and other) laws and regulations, including, but not limited to the following: customs and trade including, restraints on the use of convict labor government procurement, export controls, environmental, health and safety, and labor laws and regulations. Seller's failure to comply with any of the requirements of this Section shall be considered to be a material breach of this Agreement.

	Upon request, Seller agrees to provide Buyer with information and certifications required to demonstrate compliance with applicable laws and regulations for the Materials and Repairs supplied and work performed under this Agreement. Seller shall indemnify and hold Buyer harmless from and against any claims, costs, or damages resulting from or arising out of Buyer's reliance on such information and/or certifications.

	The following describes some, but not all of the applicable US regulatory requirements with which Seller agrees to comply and/or provide information/certifications.

	A.	Federal Acquisition Requirements

		The following provisions and clauses of the Federal Acquisition Regulation (FAR), 48 CFR Chapter 1, are hereby incorporated by reference, with the same force and effect as if they were given in full text and are hereby made binding upon Seller. Where the clauses or provisions say "Contractor," substitute "subcontractor or vendor."

 		1.	All Subcontracts that offer further subcontracting
opportunities:

			52.219-8 Utilization of Small Business Concerns and Small Disadvantaged Business Concerns (FEB 1990)

		2.	Nonexempt Subcontracts and Purchase Orders over
$2,500:

			52.222-36 Affirmative Action for Handicapped Workers
(APR 1984)

		3.	Nonexempt Subcontracts and Purchase Orders over
$10,000 or subcontracts and purchase orders the aggregate value of which in any twelve month period exceeds or can be expected to exceed 10,000:

 			52.222-26 Equal Opportunity (APR 1984)

		4.	Nonexempt Subcontracts and Purchase Orders over
$10,000:

			52.222-21 Certification of Nonsegregated Facilities
(APR 1984)

			52.222-35 Affirmative Action for Special Disabled and Vietnam Era Veterans (APR 1984)

		5.	Subcontracts and Purchase Orders over the small
purchase limitation, $25,000:

			52.219-3 Utilization of Women-Owned Small Business
(AUG 1986)

		6.	Subcontracts over $500,000, except for small
businesses:

			52.219-9 Small Business and Small Disadvantaged Business Subcontracting Plan (JAN 1991). However,
Digital will only require submission of a Plan by the Subcontractor if one is required by the government or a higher-tier prime.

		A copy of the Filing Standard Form 100 (EEO-1) and Development of Affirmative Action Compliance Program is attached as Exhibit F to this Agreement, and incorporated herein by reference.

	B.	Environmental Requirements

		The provisions of the Clean Air Act (42 U.S.C. Sections 7401 et seq.) and the Clean Water Act (33 U.S.C. Sections 1251 et seq.) are made a part of this Agreement. A copy of the Certification required under these statutes is attached as Exhibit G to this Agreement and incorporated herein by reference.

		Seller agrees to comply with the Occupational Safety and Health Act ("OSHA") 29 C.F.R. Sections 1910, 1200(b), and (g)(8); the Toxic Substance Control Act ("TSCA") 15 U.S.C. Section 2612(a). Seller also agrees to comply with the United States Federal requirements contained at Title 40, Code of Federal Regulations Part 82 - "Protection of Stratospheric Ozone; Labeling." Moreover, Seller shall not supply to Buyer any product or part that contains or has been manufactured using a Class 1 ozone depleting substance, as that term is defined in the Regulations.

		Seller certifies that all packaging materials and packaging components supplied to Buyer under this Agreement, including those supplied in connection with any materials or goods, shall meet the following standard: The sum of the concentration levels of lead, mercury, hexavalent chromium and cadmium shall not exceed 100 parts per million (ppm) by weight.

	C.	Consumer Protection Requirements

		The provisions of any applicable State "Right-to-Know" laws and regulations are made a part of this Agreement. A copy of the applicable Material Safety Data Sheets as required under such laws and regulations shall be provided by Seller upon delivery of Material and Repairs and updated as necessary.

	D.	Customs, Trade and Export Requirements

		All Material and Repairs, and their containers, must be conspicuously marked with the Country of Origin in compliance with
Section 304 of the US Tariff Act. If the Material and Repairs cannot be directly marked legibly due to size or other circumstances, then the immediate container(s) must be marked. For each delivery against Purchase Orders made under this Agreement, Seller shall furnish Buyer with a signed certificate stating Country of Origin by quantity and part number (Buyer's and Seller's).

		For each purchase under this Agreement and for each item of Material and Repairs delivered hereunder for which U.S. Customs import duties have been paid, or for Materials that contain parts for which import duties have been paid, Seller shall furnish Buyer with a signed "Manufacturing Drawback Entry and/or Certificate" (U.S. Customs Form
#CF331 or its successor). Seller shall provide such required Form(s)
#CF331 at the end of each fiscal quarter, unless otherwise agreed in
writing by both parties.   Buyer reserves its first right to claim Duty
Drawback on all purchases made under this Agreement.

		Seller agrees to comply with laws restraining the use of convict labor under 18 U.S.C. Sections 1761 and 1762.

		Seller agrees to comply with the US Export Administration Regulations under 15 C.F.R. Part 770 et al. and to provide all information necessary to determine proper export classifications.

CONFIDENTIAL TREATMENT REQUESTED

15.	TERMINATION FOR CAUSE

	A.	Upon the occurrence of any of the following, Buyer shall
have the right to terminate this Agreement upon written notice to Seller.

	1.	Seller assigns this Agreement in violation of Section
19.

	2.	Seller becomes insolvent or makes any assignment for
the benefit of creditors, or a receiver of similar officer is appointed to take charge of all or part of Seller's assets.

	B.	Upon the occurrence of any of the following, Seller shall
have the right to terminate this Agreement upon written notice to Buyer.

		1.	Buyer assigns this Agreement in violation of Section
19.

	2.	Buyer becomes insolvent or makes an assignment for the
benefit of creditors, or a receiver or similar officer is appointed to take charge of all or part of Buyers' assets.

	C.	A party may terminate this Agreement by written notice to
the other party if such other party has failed to cure a material breach of this Agreement, the remedies for which are not otherwise specified
herein, within [                              ] in the case of payments
due) after written notice of such breach from the terminating party.

16.	REPAIRS

	A.	At Buyer's option, Seller shall correct defects in Material
and Repairs, at its facility.  Seller agrees to provide an Exchange
Program for Repairs in support of Buyer's service commitments to customers.  Such program seeks to assure the shortest Repairs leadtime
possible; Seller shall ship replacement product within [              ]
of notification in the case of items of Material sold by Seller prior to
the date of this Agreement and within [                    ] of
notification by Buyer for all other products. The parties agree to establish and implement a plan to reduce this time frame to [
    ] or less for all products.

	B.	Repairs prices shall be determined as set forth in Exhibit
B.

	C.	Buyer requires a [                    ] notification period
prior to Seller's plan to subcontract repair services to a third party.

17.	BUSINESS REVIEWS; INDUSTRY PRACTICES

	Buyer and Seller shall, each at their own expense, meet quarterly to review performance and business transacted, to identify and resolve those issues which have arisen since the last business review meeting and to exchange and discuss information relating to current and planned

CONFIDENTIAL TREATMENT REQUESTED

product development activities and changes and advances in industry practices relevant to their relationship. Buyer and Seller acknowledge and agree that it is their intention that the supplier relationship established by this Agreement be consistent with the competitive practices of the storage industry with respect to leadtimes, availability, quality, performance, warranty terms, pricing, development times, delivery dates and other terms material to a storage supply agreement. Buyer and Seller agree that if either party determines that the terms of this Agreement are not consistent with such industry standards, such party may submit to the other party evidence of such inconsistency, whereupon the parties agree to negotiate in good faith with a view to amending this Agreement so as to bring such terms into line with such competitive industry practices.

18.	LICENSE OPTION; NO IMPLIED LICENSE

	A.	If Seller discontinues the manufacture and sale of [
                                   ] products during the Purchase Period
or Buyer terminates this Agreement pursuant to Section 15.A or C, Buyer
shall have the option to acquire for [     ] a paid up, nonexclusive,
license to the technology necessary for it to make, have made, use and sell such products and the Required Percentage for such products will be reduced to zero. The noncompetition covenant contained in Section 5.06 of the Stock and Asset Purchase Agreement shall be modified so as to permit Buyer full use of any license acquired pursuant to the provisions hereof.

	B.	Except as may be otherwise expressly stated herein, neither
the Terms and Conditions of this Agreement, nor the acts of either party under this Agreement shall be considered in any way as a grant of any license whatsoever under any of Buyer's present or future patents, copyrights, trademarks, trade secrets, or other proprietary rights, nor is any such license granted by implication, estoppel, or otherwise.

19.	ASSIGNMENT

	A.	Neither party may assign or otherwise transfer this
Agreement without the written consent of the other party, except that such consent shall not be unreasonably withheld in connection with the sale of all or substantially all of the assets of the assigning party.

	B.	It is understood and agreed that Seller may, at its
election, sell or otherwise dispose of its business and assets relating to solid state disks and/or linear tape drives, in which case Buyer agrees that it will enter into a separate agreement with the Purchaser thereof incorporating the terms and conditions of this Agreement relating to such products, and this Agreement will be modified accordingly.

	C.	It is also understood and agreed that Buyer
[

                   ].  As a condition of any such
[                   ], Buyer agrees that it will [   ]  as may be
reasonably necessary to ensure that Buyer meets its commitment under
Section 3.C to purchase the Required Percentage of its requirements and the requirements of the business that is sold or disposed of

CONFIDENTIAL TREATMENT REQUESTED
 [           ] or (2) pay to Seller the [

20. HOLD HARMLESS AND INDEMNITY

	A.	Seller shall defend, indemnify, and hold Buyer, its
officers, directors, agents, and employees harmless from and against any and all claims, losses, expenses (including reasonable attorney's fees), demands, settlements, or judgments ("Claims") which result from or arise out of:

	1.	The presence of the Seller, equipment, or tools used
by Seller in the performance of this Agreement on the property of Buyer or its customers; or

	2.	The acts, errors, omissions, or negligence of Seller
while on the property of Buyer or its customers, regardless of whether the loss, damage, or injury resulting from same occurs after the Seller has left such property; or

	3.	The use by Seller of Buyer's equipment, tools, or
facilities ("Equipment") whether or not any Claims are based upon the condition of the Equipment or Buyer's, its agent's, or employee's alleged negligence in permitting its use (permission by Buyer to use the Equipment shall be gratuitous); or

	4.	The nonpayment by Seller of any monies due and owing a
third-party with whom Seller has contracted, at anytime during the Purchase Period or any extension thereof.

	B.	Insurance:

	1.	Seller agrees to carry at all times insurance of the
kinds and in the amounts listed below:

			a.	Worker's Compensation statutory limits in each
state in which Seller is required to provide Worker's
Compensation coverage.

			b.	Employer's Liability not less than [           ]
per employee.

			c.	Comprehensive General Liability -- including
Contractual Liability, Independent Contractor's Liability,
Products and/or Completed Operations Liability, and Personal
Injury/Property Damage Coverages in a combined single limit
of not less than [            ].

CONFIDENTIAL TREATMENT REQUESTED

			d.	Automobile Liability for owned, non-owned, and
hired vehicles in a combined single limit of not less than [         ].

			e.	Umbrella Liability in a combined single limit of
not less than [            ].

	C.	Seller shall indemnify, hold harmless, and defend Buyer from and against any and all claims, suits, actions, damages, judgments, costs, losses, expenses (including settlement awards and reasonable attorney's fees) and other liabilities arising from or in connection with any product liability claims related to the Material including, but not limited to, personal injury as well as damage to real or personal property arising out of the use or sale of the material, and regardless of the theory upon which the claim is based including, but not limited to, negligence, strict liability, and breach of warranty.

21.	NOTICES

	Any notice given under this Agreement shall be written or sent by telex or facsimile. Written notice shall be sent by registered mail or certified mail, postage prepaid, return receipt requested, or by any other overnight delivery service which delivers to the noticed destination, and provides proof of delivery to the sender. All notices shall be effective when first received at the following addresses:

If to Seller:				If to Buyer:

Quantum Corporation			Digital Equipment Corporation
500 McCarthy Blvd.			111 Powdermill Road
Milpitas, CA 95035			Maynard, MA 01754
Attn:	Chief Financial Officer		Attn:	Charles F. Christ
Telecopy:  (408) 894-3223		Telecopy:  (508) 841-3522

with a copy to:				with copies to:

Cooley Godward Castro 			Digital Equipment Corporation
  Huddleson & Tatum			111 Powdermill Road
One Maritime Plaza, 20th Floor	Maynard, MA 01754
San Francisco, CA 94111			Attn:	Molly Brennan, Esq.
Attn:	James C. Gaither, Esq.		Telecopy:  (508) 493-6049
Telecopy:  (415) 951-3699
						Testa, Hurwitz & Thibeault
						53 State Street
						Boston, MA 02109
						Attn:	Linda DeRenzo, Esq.
						Telecopy:  (607) 248-7100

22.	GENERAL

	A.	This Agreement is the complete and entire understanding
between the parties on this subject matter and supersedes all prior agreements, proposals, representations, statements, or understandings whether written or oral. The terms of this Agreement may be amended or waived only by a writing executed by the authorized representatives of both of the parties hereto.

	B.	The terms of this Agreement dealing with Payment, Warranty,
Confidential Information and Advertising, Intellectual Property
Indemnity, Repairs, Compliance with Laws, General, and Exhibits(s) A, B and C shall survive termination or expiration of this Agreement.

	C.	In the event that either party shall, on any occasion, fail
to perform any provision of this Agreement, and the other party does not enforce that provision, the failure to enforce shall not prevent enforcement of the provision on any other occasion.

	D.	As used in this Agreement, except where otherwise noted, the word "days" shall mean calendar days.

	E.	Seller, including its servants, agents, and employees, is an independent contractor and not an agent or employee of Buyer. Without limiting the generality of the foregoing, Seller is not authorized to represent or make any commitments on behalf of Buyer, and Buyer expressly disclaims any and all liability for such attempted representation or commitments.

	F.	Supplemental terms are included in Exhibit A through Exhibit
G and are incorporated herein by reference.

	G.	All rights and remedies conferred by this Agreement, by any
other instrument, or by law, are cumulative and may be exercised singularly or concurrently. If any provision of this Agreement is held invalid by any law or regulation of any government or by any court, such invalidity shall not effect the enforceability of any other provisions hereof. This Agreement and any Purchase Orders issued hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, exclusive of its conflict of laws statutes.

	In Witness Whereof, the authorized representatives of the parties have executed this Agreement under seal as of the date(s) set forth below. Upon execution, contract effective date is as agreed upon in
Section 3. clause A.



QUANTUM CORPORATION			DIGITAL EQUIPMENT CORPORATION
(Seller)					(Buyer)


By /s/ Joseph T. Rodgers      By /s/ Charles F. Christ
   (Signature)					   (Signature)

Executive Vice President         Vice President, Components Division
Finance

October 3, 1994

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A

I.	PRODUCT DESCRIPTION

	A.	Annex 1 hereto is the initial list of products, together
with the product identification and initially applicable
Leadtime and FOB points pertaining thereto, that are currently qualified by Buyer and that are to be initially available under this Agreement. Annex 1 shall be updated from time to time as hereinafter provided.

	B.	The products listed from time to time on Annex 1 hereto
shall be the products that are "Available" for purchase within the meaning of this Agreement. In addition to the products that are listed on Annex 1 hereto and are therefore
Available at the time of execution of this Agreement, other products shall be added to Annex 1 as provided below:

		1.	Attached hereto as Annex 2 is a list of the products
currently offered for sale by Seller that have not
been qualified for purchase by Buyer.  The products
indicated with an asterisk are products that Buyer
currently forecasts having requirements therefor.  The
parties agree to use their commercially reasonable
best efforts to test and otherwise evaluate such
products in order that they may be qualified by Buyer
as soon as possible. Seller will make prototype,
evaluation and qualification units available to Buyer
at the same time as or earlier than such units are
made available to any other customer.  Upon such
qualification, Buyer shall notify Seller and the
affected product will be added to Annex 1 hereto.
Buyer may decline to qualify a product, provided that
such product will be deemed to be Available for
purposes of this Agreement [                    ]
after it would have been qualified had Buyer proceeded to qualify it in accordance with this Agreement.

2.	If at any time during the Purchase Period after
execution of this Agreement Buyer forecasts having requirements for any other product on Annex 2 hereto, the parties will proceed in accordance with paragraph
1 to cause such product to be so qualified and added to Annex 1 hereto.

3.	Subject to paragraph 4, Seller may by written notice
to Buyer advise Buyer that a new product has been developed by Seller and is available for evaluation by Buyer. Such notice will contain relevant information concerning the new product, including the specifications and warranty terms. Upon such notice, such product will be added to Annex 2 hereto. If at the time of such addition or at any time thereafter during the Purchase Period Buyer forecasts having requirements therefor, the parties will proceed in accordance with paragraph 1 above to cause such product to be added to Annex 1 hereto.

CONFIDENTIAL TREATMENT REQUESTED
		4.	If at any time during the Purchase Period Buyer
anticipates having requirements for any product not then on Annex 1 or Annex 2, Buyer shall so advise Seller by written notice offering Seller the opportunity to develop and make Available under this Agreement a product meeting specifications required by Buyer. With respect to
[                ] Seller, after considering Buyer's notice, shall
respond in writing within [                ] if practicable but in any
event within [                ] as to whether it will (a) decline to
develop such product, in which case Buyer may contract with others to develop and manufacture such product for Buyer for the life of such product and such product will be permanently excluded from the determination of Buyer's requirements for the applicable category of Material, or (b) undertake to develop such product on such basis as the parties may agree, provided that if after reasonable good faith efforts the parties are unable to agree on such basis within such [
           ] period, Seller will be deemed to have declined to develop such product. Upon notice from Seller to Buyer that such product has been developed, the parties will proceed in accordance with paragraph 1 above to cause such product to be added to Annex 1 hereto so as to make it Available under this Agreement. With respect to [
                           ] the parties agree to establish an
appropriate mechanism to ensure that the parties work effectively together to establish specifications and develop products in a manner that meets the needs and objectives of the parties. Seller further agrees to notify Buyer of its intention to
develop and offer a product to Buyer at least [             ] prior to
the anticipated date of Availability. For so long as Buyer indicates an interest in purchasing such product, Seller will advise Buyer monthly of the status of Seller's development program and will do so in writing if material delays or changes have been encountered or made in the program.

	C.	The Leadtimes set forth on Annex 1 shall be adjusted by
mutual agreement on a quarterly basis to reflect then existing business conditions and cycle times for each product. In addition, the FOB points set forth on Annex 1 may be adjusted from time to time by mutual agreement.

II.	DETERMINATION OF PRICING

	A.	Prices for products that cannot be priced under B below,
such as custom products intended solely for Buyer, will be established by agreement of the parties.

	B.	Prices for standard products are intended to be
[


         ] To accomplish this, with respect to each standard product to be purchased hereunder, within [
] after the end of each calendar quarter during the Purchase
Period Seller shall provide Buyer with a written statement showing the calculation of [

CONFIDENTIAL TREATMENT REQUESTED
                                               ] will be the
final price applied to the purchases of the applicable product during that quarter. Such written statement shall be attached as part of Annex 3 to this Agreement.
Approximately [           ] prior to the beginning of each
quarter, Seller shall provide Buyer with its good faith estimate of what it expects the final price Buyer will pay will be, based on [
].  The parties acknowledge that prices for Materials [
                    ]. Such estimated prices shall be the
tentative prices for such quarter. Tentative prices applicable to purchases by Buyer prior to December 31, 1994, shall be as set forth in Annex 3 hereto.

Final pricing for standard products will be based on [
                    ] in a quarter and will be [
           ] determined in accordance with the foregoing.
At the time such final pricing is established, retroactive price adjustments will be made to the tentative prices applied to purchases made during the applicable quarter and Seller shall deliver an invoice or a credit memo, as applicable, for any resulting difference.

	C.	The foregoing pricing arrangement has been agreed to by
Buyer based on its review of an analysis of pricing that
would have applied over [                  ] on product
currently supplied to Buyer, subject to the assumptions stated therein. Seller represents that such analysis was prepared accurately and in good faith. If the foregoing representation is inaccurate or misleading in any material respect, the parties agree to negotiate in good faith such modifications to the foregoing as may be appropriate to ensure that the prices charged for products are [
           ].

	D.	Pricing for [                                            ]
will be negotiated in good faith with the objective of achieving pricing that is reasonable under the circumstances in cases where the absence of OEM customers makes the foregoing pricing arrangement unworkable.

III.	DOCUMENTATION

	Seller shall provide Buyer with any documentation in a format reasonably acceptable to Buyer that Seller regularly ships with a product (the "Documentation"). Seller hereby grants to Buyer a non-exclusive, worldwide, limited license to use reproduce, reformat and distribute the Documentation.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

REPAIR, PRICING AND LOCATIONS


I.   Repair Pricing Schedule

Quantum Digital Repair
Part Number Part Number Price

[













]

	This pricing is effective through [                    ].  The
parties will meet once per quarter to review and negotiate in good faith appropriate prices for subsequent periods.

	For ex-Digital products, the out-of warranty repair price will be
set at [         ] of the "sell price" for the products listed in this
Agreement.  Actual prices will be agreed to by the parties within [
] the date of this Agreement. Thereafter, the parties will meet once each quarter to review pricing.

	In the event the foregoing pricing mechanism results in repair pricing that is below Seller's cost of performing repair services for a product, the parties agree to adjust repair pricing for such product so that Seller's costs are covered. Seller will use reasonable efforts to assure competitive processes and practices.

	Buyer shall be free to purchase [
                    ] and any [
                    ] shall not count toward Buyer's requirements under this Agreement.

II.  Repair Facilities Locations

		NORTH AMERICA

		Quantum Corporation
		525 Sycamore
		Milpitas, California 95035
		Phone:  (408) 553-7302
		Fax:	(408) 954-8610
		Hours:  5am to 5pm

		EUROPE

		Quantum GmbH
		D-Genferstrasse 4B
		D-6000 Frankfurt AM Main 56
		Germany
		Phone:  011-69-509-108-93
		Fax:	011-69-509-108-92
		Hours:  8am to 5pm -    PACIFIC RIM

		PACIFIC RIM

		Quantum Peripherals (m) Snd. Bhd.
		Plot 2 1, Phase IV
		Bayan Lepas Free Trade Zone
		Penang, Malaysia
		Phone:  011-604-642-3200
		Fax:	011-604-642-3100
		Hours:  8am to 5pm

		COLORADO

		301 Rockrimmon Blvd. South
		Colorado Springs, CO 80919-2398
		Phone:  (719) 548-3565
		Fax:   (719) 548-2934

		MALAYSIA

		4 Janal Budalu, 13-4
		46200 Petaling Jaya
		Malaysia
		Phone: 011-603-758-1988
		Fax:   011-603-758-1900

III.	Material Return Authorization (MRA) Process for Rejection of
Materials and Repairs

	Definition:	If any Material or Repairs fail to pass a Buyer's
inspection, the following procedure shall be followed by the designated Responsible Party in accordance with the provisions of Section 6.C. of this Agreement. The following procedures shall also apply to manufacturing defects. A manufacturing (supplier delivered) defect is a unit of Seller supplied material placed into Buyer's inventory that, when installed into Buyer's system, is verified by reasonable industry verification practices as failing to function as intended.

	RESPONSIBLE PARTY		ACTION/PROCESS

	BUYER					Send to Seller via fax:
						-Purchase order and serial number
						-Reason(s) for rejection
						-Selection of credit, refund,
repair/replacement
						-Issue Debit Memo if credit desired

	SELLER				Send to Buyer via fax:
						-Return Material Authorization
Number(RMA #) if
repair/replacement desired
						-Send payment to Buyer via check if
refund is desired

	BUYER					Ship Material to Seller per terms of
Agreement
						-RMA # on each carton

	SELLER 				If repair replacement desired

(1)	If defective material was damaged by Buyer or Buyers' agent, then such material shall be deemed out-of-warranty. Such cases will be verified by mutual agreement of the parties.

(2)	Buyer agrees to accept deliveries of verified good products
returned to Seller by Buyer or other customers of Seller as a result of defects identified during the integration period.

(3)	Buyer and Seller agree to work together to review "No Trouble
Found" (NTF%) drives and establish mutually agreed to reasonable and appropriate corrective actions to identify root causes and bring about the reduction of such circumstances.

(4)	Buyer shall apply reasonable methods and care to separately
identify incoming inspection (integration) returns from field returns when obtaining an RMA and returning such material.

IV. Spares/Repairs Return Authorization (RMA) Process For In/Out of Warranty Material

		RESPONSIBILITY  		ACTION/PROCESS

	BUYER				Ship units to Seller - shipping terms in
compliance with B.O.A.
						Provide Seller with the following
information via fax:

						- Quantity
						- Purchase Order
						- Ship date by when Seller should
ship repaired material

	SELLER'S REPAIR FACILITY	Verification of warranty
						Acknowledges replacement purchasing
order to Buyer including committed
ship date.
						Return repaired units to Buyer.
						Provide Buyer with status on
returns.

EXHIBIT C

QUALIFICATION AND QUALITY

BETWEEN

DIGITAL EQUIPMENT CORPORATION (Buyer)

and

QUANTUM CORPORATION (Seller)

October 3, 1994

INDEX


SECTION	DESCRIPTION                      PAGES


- ---	DEFINITION OF ACRONYMS	               01


 1	INTRODUCTION	                     02

	1.1 EXHIBIT COVERAGE	               02

	1.2 ISO9000	                           02

	1.3 ODM ELIMINATION	               02


 2	QUALIFICATION	                     02

	2.1 TESTING	                           02

	2.2 CONTROLS	                     02

	2.3 VERIFICATION	                     02


 3	PRODUCT ASSURANCE TEAM	               02

	3.1 MEETINGS	                     02

	3.2 REPRESENTATIVES	               02

	3.3 VISITS	                           02

	3.4 ISSUES LOG	                     02


 4	RELIABILITY TESTING	               03

	4.1 REPORTS	                            03

	4.2 FAILURE ANALYSIS	               03

	4.3 FIELD PERFORMANCE	               03
	4.4 PRST PERFORMANCE	               03

 5	PRODUCT DELIVERED DEFECTS	03

	5.1 SUPPLIER OBJECTIVE	03

	5.2 SIX SIGMA REQUIREMENTS	03

	5.3 DPU POINT OF MEASUREMENT	04

	5.4 CATASTROPHIC DEFECTS	04

	5.5 DEFECT VERIFICATION	04

	5.6 LATENT DEFECTS	04

	5.7 RECOVERY FROM NON COMPLIANCE	05


 6	QUALITY REQUIREMENTS	05

	6.1 MATERIAL LABELING	05

	6.2 PACKAGING AND LABELS	06

	6.3 MATERIAL REVISION	07

	6.4 ENGINEERING CHANGES	07

	6.5 WAIVERS	07

	6.6 MATERIAL HOLDS	07

	6.7 DATA AND FEEDBACK	08


 7	MATERIAL QUALITY	08


 8	DOCUMENT CONTROL	08

	8.1 CONTROL PROCEDURE	08

 9	DVT PLAN	09

	9.1 PLAN	09

	9.2 REPORTS	09

	9.3 COMPLETION	09


10	BUYER ON-SITE AUDITS	09

	10.1 AUDITS	09


11	PRODUCT END OF LIFE	09

	11.1 PLAN	09


12	RELIABILITY GOALS FOR DLT PRODUCTS	10

	12.1 GOALS	10

DEFINITION OF ACRONYMS AND ABBREVIATIONS
USED IN THIS DOCUMENT

DLT	-	DIGITAL LINEAR TAPE DRIVES
DPU	-	DEFECTS PER UNIT
DOA	-	DEAD ON ARRIVAL
DVT	-	DESIGN VERIFICATION TEST
ECO	-	ENGINEERING CHANGE ORDER
ECR	-	ENGINEERING CHANGE REQUEST
ESD	-	ELECTRO-STATIC DAMAGE
FVS	-	FIRST VOLUME SHIPMENT
MTBF	-	MEAN TIME BETWEEN FAILURE
NTF	-	NO TROUBLE FOUND
ORA	-	ONGOING RELIABILITY ASSURANCE
ORT	-	ONGOING RELIABILITY TEST
PAT	-	PRODUCT ASSURANCE TEAM
POU	-	POINT OF USE
PPM	-	PARTS PER MILLION
PRST	-	PROBABILITY RATIO SEQUENTIAL TEST
PPQ	-	PERIODIC PRODUCT QUALIFICATION
PVT	-	PROCESS VERIFICATION TEST
RQT	-	RELIABILITY QUALIFICATION TEST
SSD	-	SOLID STATE DRIVE
SPC	-	STATISTICAL PROCESS CONTROL
VMI	-	VISUAL MECHANICAL INSPECTION
DRP	-	DEFECT REDUCTION PROGRAM

CONFIDENTIAL TREATMENT REQUESTED

1.	INTRODUCTION:

		1.1	THIS DOCUMENT COVERS PRODUCT QUALITY AGREEMENTS.

		1.2	SELLER TO BE ISO9002 CERTIFIED FOR SAID PRODUCT
MANUFACTURING OPERATIONS OR ACHIEVE SUCH WITHIN [
                ] OF CONTRACT SIGNING, AND TO SUBMIT A
PLAN THEREFOR WITHIN [                 ].

		1.3	SELLER TO PROVIDE WRITTEN COMPLIANCE NOTICE TO BUYER
OF CFC/ODM'S ELIMINATION REQUIREMENTS BEING MET.

2.	QUALIFICATION OVERVIEW:

		2.1	BUYER WILL VERIFY PRODUCT SPECIFICATION AND
APPLICATION COMPLIANCE THROUGH NECESSARY QUALIFICATION
TESTING.

		2.2	SELLER WILL ASSURE THAT NECESSARY CONTROLS ARE APPLIED
TO MEET ALL BUYER REQUIREMENTS AS MUTUALLY AGREED.

		2.3	SELLER SHALL PROVIDE EVIDENCE OF SUCCESSFUL TEST
COMPLETION TO VERIFY PRODUCT SPECIFICATION CLAIMS.
THIS SHALL INCLUDE DVT, RQT AND MANUFACTURING PROCESS
QUALIFICATION TESTING AND SUCH OTHER TESTING AS AGREED
BY BUYER AND SELLER.

3.	PRODUCT ASSURANCE TEAM:

		3.1	REPRESENTATIVES TYPICALLY ARE:
				-DESIGN, MANUFACTURING, QUALITY, FIELD
				 AND PRODUCT SUPPORT ENGINEERING PERSONNEL.

		3.2	MUTUAL VISITS WILL OCCUR AS AGREED.

		3.3	AN ISSUE LOG WILL BE MAINTAINED AND PUBLISHED BY THE
SELLER TO THE REPRESENTATIVES ONE DAY PRIOR TO
MEETINGS.

4.	RELIABILITY TESTING:

		4.1	SELLER SHALL SUBMIT TO BUYER BY THE TENTH DAY OF EACH
MONTH.  EVIDENCE OF PRODUCT CONFORMANCE

TO SPECIFIED RELIABILITY CLAIMS. TEST SAMPLES FOR SUCH EVIDENCE
SHALL BE TAKEN FROM REGULAR PRODUCTION LOTS.

		4.2	SELLER SHALL PROVIDE BUYER WITH WRITTEN ORT FAILURE
ANALYSIS REPORTS AND A WRITTEN DESCRIPTION OF ANY
ASSOCIATED CORRECTIVE ACTIONS ON A MONTHLY BASIS.

		4.3	SELLER SHALL PROVIDE BUYER WITH WRITTEN MONTHLY AFR%
FIELD PERFORMANCE DATA SORTED BY TOTAL AND BUYER
POPULATION.

		4.4	IF RELIABILITY TESTING INDICATES A MUTUALLY AGREED
FUNCTIONAL FIELD EXPOSURE, THE FOLLOWING ACTIONS WILL
BE TAKEN BY SELLER:

				1.	PROVIDE NOTICE TO BUYER WITHIN TWO
BUSINESS DAYS.
				2.	STOP ALL DELIVERIES OF AFFECTED MATERIAL
UPON BUYER'S REQUEST
				3.	ISSUE TO BUYER A PRELIMINARY CORRECTIVE
ACTION PLAN WITHIN THREE DAYS FOLLOWING
FAILURE ANALYSIS, AND A FINAL PLAN WITHIN
30 DAYS.
				4.	IF MUTUALLY AGREED UPON PLAN CALLS FOR A
PURGE, SELLER WILL PROVIDE FULL SUPPORT
FOR THE PURGE.
				5.	REPLACE PURGED INVENTORY WITH CONFORMING
PRODUCT.

5.	PRODUCT DELIVERED DEFECTS PERFORMANCE

		5.1	SELLER SHALL STRIVE TO SHIP DEFECT FREE PRODUCTS.

		5.2	SUPPLIER COMMITS TO A DOA RATE IN SUPPORT OF BUYER'S
SIX SIGMA OBJECTIVES ON A REASONABLE BEST EFFORTS
BASIS.

CONFIDENTIAL TREATMENT REQUESTED

			SUPPLIER AGREES TO THESE DOA PPM LEVELS:
			--------------------------------------------
			PRODUCT   	INITIAL(1)	(I+6MO'S)(I+12MO'S)(I+18MO'S)
			---------	-------	--------- --------  -------
			[       ]	[       ]	[       ][       ]  [      ]

[
                ] WILL BE ESTABLISHED BY MUTUAL
AGREEMENT OF THE PARTIES PRIOR TO DECEMBER 31, 1994,
BASED ON RELEVANT PRODUCT DATA.

		5.3	DOA'S ARE TO BE MEASURED AT THE POINT OF USE AND
REPORTED TO BUYER IN DPU'S MONTHLY AND QUARTERLY.
BUYER AND SELLER SHALL STRIVE TO REMOVE NTF AND BUYER
MISHANDLED DRIVE FAILURES FROM THE DOA CALCULATION.

		5.4	IF ANY SHIPMENT OF PRODUCT IS MUTUALLY AGREED TO BE
CATASTROPHICALLY DEFECTIVE, SELLER SHALL WITHIN ONE
WEEK:
				1.	PROVIDE WRITTEN FAILURE CAUSE REPORT TO
BUYER.
				2.	REPLACE DEFECTIVE INVENTORY WITH
CONFORMING PRODUCT IF REQUESTED BY BUYER.
				3.	PROVIDE ON SITE ASSISTANCE, IF REQUESTED,
TO SCREEN AND VERIFY DEFECTIVE PRODUCTS.
				4.	TAKE BACK DEFECTIVE LOT AND CREDIT BUYER.
IF SO REQUESTED BY THE BUYER.
				5.	SELLER SHALL DISCONTINUE PRODUCT SHIPMENT
IF SO REQUESTED BY BUYER AND RESUME
SHIPMENT ONLY WITH BUYER APPROVAL.

		5.5	BUYER WITH SELLER SUPPORT (IF REQUESTED), WILL VERIFY
DEFECTIVE PRODUCT CLAIMS.  SECOND BOX VERIFY METHODS
MAY BE USED.

		5.6	IF A MUTUALLY VERIFIED SYSTEMIC LATENT DEFECTIVE
CONDITION OCCURS INSIDE OR OUTSIDE THE SPECIFIED
WARRANTY LIABILITY PERIOD, [
                    ]. IN ADDITION, WITHOUT LIMITING
ANY OF BUYER'S RIGHTS AND REMEDIES IN EQUITY OR AT
LAW, SELLER AND BUYER WILL JOINTLY ASSESS THE IMPACT
OF SUCH CONDITION AND, IF APPROPRIATE, AGREE ON SUCH
CORRECTIVE MEASURES AS

CONFIDENTIAL TREATMENT REQUESTED
MAY BE NECESSARY TO REMEDY THE
SITUATION.  IF THERE IS ANY DISAGREEMENT AS TO WHAT
MEASURES ARE REQUIRED, THE HEADS OF THE APPLICABLE
BUSINESS UNITS OF SELLER AND BUYER SHALL MEET PROMPTLY
TO REVIEW AND, IF POSSIBLE, RESOLVE ANY SUCH
DISAGREEMENT.

		5.7	RECOVERY FROM NON COMPLIANCE:

WITHOUT LIMITING ANY OF BUYER'S RIGHTS AND REMEDIES IN
EQUITY OR AT LAW, IF SELLER FAILS TO MEET ANY OR ALL
OF THE REQUIREMENTS DESCRIBED IN THIS EXHIBIT C FOR
[              ], THE PARTIES WILL PROMPTLY MEET AND
AGREE ON A PLAN TO CORRECT THE SITUATION, WHICH PLAN
SHALL INCLUDE SPECIFIED ACTIONS TO BE TAKEN, UNTIL
STIPULATED QUALITY REQUIREMENTS ARE MET FOR [
                ].  IF THERE IS ANY DISAGREEMENT
BETWEEN THE PARTIES CONCERNING SUCH PLAN, THE HEADS OF
THE APPLICABLE BUSINESS UNITS OF SELLER AND BUYER
SHALL MEET PROMPTLY TO REVIEW AND, IF POSSIBLE,
RESOLVE ANY SUCH DISAGREEMENT.

				1.	BUYER WILL REPORT VERIFIED INTEGRATION
FAILURE RATE ON A MONTHLY BASIS; SUPPLIER
WILL ASSIST WITH FAILURE VERIFICATION AND
FAILURE RATE REDUCTION PROGRAM IF
REQUESTED.  ANY MUTUALLY VERIFIED DEFECTS
CAUSED BY BUYER SHALL BE EXCLUDED.

6.	QUALITY REQUIREMENTS:

		6.1	MATERIAL SERIALIZATION LABEL REQUIREMENTS

				SELLER WILL ATTACH SERIALIZATION LABELS TO A
PERMANENT MEMBER OF EACH UNIT AT BUYER
PRESCRIBED LOCATIONS.  EACH LABEL WILL BE HUMAN
AND BAR CODE READABLE AND STIPULATE THE
FOLLOWING BUYER MATERIAL INFORMATION. TIME
DESIGNATIONS ARE IN CALENDAR YEAR.

					1.	OPTION DESIGNATION

					2.	REVISION

					3.	SERIAL NUMBER

		SERIAL # EXAMPLE:  (XX230YYYYY)
		-------------------------------
			  XX		2		30		YYYYY

			SITE		YEAR	WEEK	SELLER'S SERIAL NUMBER
			CODE	(1992)


		NOTE:
			BUYER WILL FURNISH SITE CODES FOR MULTIPLE LOCATIONS.

		6.2	PACKAGING/PACKAGING LABEL REQUIREMENTS:

				1.	EXISTING QUALIFIED BULK AND SINGLE
PACKAGING DESIGNS WILL BE USED.  SELLER
WILL REMOVE SELLER IDENTIFICATION MARKING
FROM THE SINGLE PACK.

				2.	SELLER WILL ATTACH 2 IDENTICAL BAR CODE
AND HUMAN READABLE LABELS ON ADJACENT
CORNERS OF EACH BULK AND SINGLE PACKAGE;
WHICH SHALL CONTAIN OPTION DESIGNATION,
REVISION, SERIAL NUMBERS AND IN THE CASE
OF BULK PACK SERIAL # RANGE AND ENCLOSED
QUANTITY.

				3.	FOR DLT PRODUCTS, SELLER SHALL PROVIDE FOR
PLACEMENT OF THE DIGITAL LOGO LABEL ON
SINGLE PACKAGED TABLE TOP UNITS. BUYER
SHALL INDICATE ARTWORK REQUIREMENTS.
STANDARD INTERNATIONAL CARE HANDLING
SYMBOLOGY SHALL ALSO BE APPLIED.

		6.3	PRODUCT REVISION:

				1.	EACH UNIT DELIVERED WILL HAVE THE BUYER
REVISION LEVEL ON THE SERIALIZATION
LABELS.

			EXAMPLE OF REVISION CHANGE:

					PRODUCT RELEASE A01
					FUNCTIONAL CHANGE TO MATERIAL B01
					SUBSEQUENT DOCUMENTATION CHANGE C01
					2ND FUNCTIONAL CHANGE TO MATERIAL D01

CONFIDENTIAL TREATMENT REQUESTED

		6.4	ENGINEERING CHANGES PRODUCT AND PROCESS (ECO'S AND
PCA'S):

				1.	THE SELLER SHALL PROVIDE REASONABLE
ADVANCE WRITTEN NOTIFICATION OF CHANGES
BEING PROPOSED TO THE PRODUCT AND PROCESS
TO ALLOW DIGITAL TO DETERMINE NECESSARY
CHANGE IMPACTS.  SOME CHANGES WILL REQUIRE
EXTENSIVE SYSTEMS VERIFICATION TESTING BY
BUYER AND COULD NEED AS MUCH AS [        ]
ADVANCE NOTIFICATION.

		6.5	WAIVERS:

				1.	DEVIATIONS FROM SELLER'S MATERIAL OR
MANUFACTURING AND TEST PROCESSES OR
LOCATION OF SAME WILL REQUIRE ADVANCE
WRITTEN WAIVER FROM THE BUYER.  SELLER
WILL PROVIDE BUYER WITH SERIAL NUMBERS OF
AFFECTED MATERIAL.

		6.6	MATERIAL HOLD ISSUES:

				1.	A MATERIAL HOLD CONDITION SHALL EXIST WHEN
A PRODUCT SAFETY, DATA INTEGRITY OR KEY
FUNCTIONAL DEFECT CIRCUMSTANCE OCCURS.

					BUYER AND SELLER WILL NOTIFY THE OTHER'S
QUALITY ASSURANCE REPRESENTATIVES OF ANY
REPORTED OR OBSERVED HOLD CONDITION WITHIN
24 HOURS OF OCCURRENCE.  AN OCCURRENCE
WILL RESULT IN IMMEDIATE MATERIAL SHIP
HOLD WHICH CAN BE REMOVED ONLY AFTER BUYER
APPROVED CORRECTIVE ACTIONS HAVE BEEN
FULLY IMPLEMENTED

		6.7	MONTHLY PRODUCT DATA AND FEEDBACK:

			1.	PRODUCT RETURNS DATA

				SELLER SHALL PROVIDE DEFECTIVE MATERIAL REPORTS
WHICH INCLUDE THE INFORMATION STATED BELOW FOR
MATERIAL RETURNED BY BUYER.

					1.	AMOUNT OF MATERIAL RETURNED DURING
THE MONTH REPORTED

					2.	PARETO DEFECT SUMMARY OF THE FAILURE
CAUSES AND REPAIR ACTIONS BY BUYER
LOCATION AND BY PRODUCT.

					3.	CORRECTIVE ACTIONS REQUIRED AS A
RESULT OF REPAIR ACTIVITY.

					4.	DPU'S AT EACH MANUFACTURING PROCESS
INSPECTION POINT, WITH DEFECT PARETO
AND ASSOCIATED CORRECTIVE ACTIONS.

7.	MATERIAL QUALITY (NEW BUILD MATERIAL, SPARES, REPAIRS)

					1.	SELLER SHALL MEET THE BUYER'S
QUALITY GOALS FOR:

						FUNCTIONAL PER MATERIAL
SPECIFICATION

						FUNCTIONAL PER MTBF SPECIFICATION

						PACKAGING/LABELING

						DOA (DPU'S) AS MEASURED AT BUYER'S
INTEGRATION SITES

8.	DOCUMENT CONTROL:

		8.1	MATERIAL SHALL BE UNDER DOCUMENT CONTROL WHEN
ENGINEERING DOCUMENTS ARE COMPLETED TO A FORM WHERE
ALL SUBSEQUENT CHANGES COMPLY WITH THE REQUIREMENTS OF
THE FORMAL DOCUMENT CONTROL SYSTEM.  THIS POINT IS
REFERRED TO AS THE DESIGN BASE LINE. AN ENGINEERING
DOCUMENTATION CONTROL PROCEDURE SHALL BE FOLLOWED BY
SELLER PRIOR TO THE DESIGN BASE LINE CONDITION.

9.	DVT PLAN:

		9.1	A DVT PLAN WILL BE PROVIDED BY THE SUPPLIER AND
ACCEPTED BY THE BUYER PRIOR TO THE TEST BEGINNING.
BUYER AND SELLER DESIGN ENGINEERING SHALL AGREE UPON
TEST AND MEASUREMENT TECHNIQUES USED.  TEST

CONFIDENTIAL TREATMENT REQUESTED
MAY INCLUDE VIBRATION, SHOCK, TEMPERATURE, HUMIDITY,
VOLTAGE MARGIN, ACOUSTICS, ESD TEST, ENVIRONMENTAL,
AGENCY APPROVALS, INTERCHANGEABILITY, OF MODULES
AND/OR SUB-ASSEMBLIES ETC. PER MATERIAL PURCHASE
SPEC'S. FOR REMOVABLE MEDIA PRODUCTS MEDIA
INTERCHANGE, DEVICE INTERCHANGE AND SCSI COMPLIANCE
QUALIFICATION IS REQUIRED.

		9.2	THE SELLER'S DVT TEST ENGINEERING LOGS AND FINAL
REPORTS SHALL BE PREPARED AND ISSUED TO THE BUYER FOR
REVIEW AND ACCEPTANCE PRIOR TO START OF PRODUCTION.

		9.3	DVT TEST IS COMPLETE WHEN:

			1.	SUCCESSFUL PASS OF EACH SPECIFIED TEST PARAMETER
AS AGREED BY SUPPLIER AND BUYER.

			2.	CLOSURE OF ALL MUTUALLY AGREED TO OPEN ACTION
ITEMS

10.	BUYER AUDITS:

		10.1	BUYER, UPON WRITTEN NOTICE TO SELLER, MAY CONDUCT
SELLER PROCESS, PRODUCT AND FIRST ARTICLE AUDITS.
SELLER SHALL DEMONSTRATE COMPLIANCE TO STIPULATED
PRODUCT SPECIFICATIONS AND MANUFACTURING PROCESS
CONTROLS AS A CONDITION OF SHIPMENT OR CONTINUED
SHIPMENT OF PRODUCT.

11.	PRODUCT END OF LIFE:

		11.1	SELLER SHALL PROVIDE [                  ] ADVANCE
WRITTEN NOTIFICATION OF A PRODUCT'S "END OF
MANUFACTURING LIFE".  SELLER SHALL, AT THAT TIME,
SUBMIT FOR BUYER WRITTEN APPROVAL, A PRODUCT "END OF
MANUFACTURING LIFE" PLAN IN THE FORM SPECIFIED BY
EXHIBIT D OF THE AGREEMENT.

CONFIDENTIAL TREATMENT REQUESTED

12.	RELIABILITY GOALS FOR DLT PRODUCTS:

		12.1	SELLER AND BUYER SHALL JOINTLY SET PRODUCT RELIABILITY
GOALS FOR DLT PRODUCTS AT THE INTERVALS SPECIFIED
BELOW.  SELLER SHALL USE ITS REASONABLE BEST EFFORTS
TO ACHIEVE SUCH GOALS:
				[


								]

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

END OF LIFE PLAN


Seller agrees to provide [                 ] notice prior to
discontinuing manufacture of the products(s) listed in Annex 1 of Exhibit A.

Seller agrees to provide continued support for a period of [
                ] following formal obsolescence of a product. During this period Seller will:

	1.	Maintain equipment, fixtures and process for repairing or
replacing HDAs and PCBs.

	2.	Maintain equipment and processes for testing such product.

	3.	Maintain raw components supplies at a level sufficient for
meeting Buyer's repair requirements.

	4.	Continue to provide Buyer with quality data reporting
associated with field performance as long as such data is available.

	5.	Maintain technical product support expertise.

	6.	Provide a schedule to return any consigned equipment
supplied by Buyer that is associated with the product and processes being declared EOL.

	7.	Provide [                 ] written notification prior to
the end of the [                 ] support period.

All repair activity may be consolidated to one (1) Seller repair site and or assigned to a third party service organization. In case of plans to subcontract to a third party, Seller will be responsible for
providing Buyer no less than [                 ] lead time to allow for
adequate qualification of the third party repair site.

Buyer acknowledges that Seller will be unable to re-start production of product(s) following official obsolescence.

Seller agrees to work aggressively with Buyer to ensure that compatible, next generation products will be qualified in time to meet Buyer's ongoing requirements.

List of Quantum Products Currently Qualified By Digital
For Exhibit A, Annex 1


IDE Disks            SCSI Disks
[        ]           [         ]
[        ]           [         ]
[        ]           [         ]
[        ]           [         ]
[        ]           [         ]
[        ]
[        ]

Solid State Disks    Tapes
[        ]           [         ]
[        ]           [         ]
[        ]           [         ]
[        ]           [         ]
                     [         ]
                     [         ]
                     [         ]

Exhibit A, Annex 1
Quantum Product Chart
Forecasted Qualified Products
Page 1

DEC    QNTM                                   Lead    Digital   Pricing
Model  Model  Interface  Code Name  Capacity  Time  Q2 Forecast CYQ494

       DPSG Products
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]

       HCSG Products
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]
[   ]  [   ]  [       ]  [       ]  [      ]  [  ]  [         ] [    ]

Exhibit A, Annex 1
Quantum Product Chart
Forecasted Qualified Products
Page 2

DEC    QNTM                                   Lead    Digital   Pricing
Model  Model  Interface  Code Name  Capacity  Time  Q2 Forecast CYQ494


       Solid State Products
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]

Terms and Conditions per Supply Agreement #19337

Exhibit A, Annex 1
Quantum Product Chart
Forecasted Qualified Products
Page 3

DEC    QNTM                                   Lead    Digital   Pricing
Model  Model  Interface  Code Name  Capacity  Time  Q2 Forecast CYQ494

       Tape Products
[   ] (17 models unlisted)
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]

Terms and Conditions per Supply Agreement #19337

Exhibit A, Annex 1
Quantum Product Chart
Forecasted Qualified Products
Page 4

DEC    QNTM                                   Lead    Digital   Pricing
Model  Model  Interface  Code Name  Capacity  Time  Q2 Forecast CYQ494

       Tape Products
[   ] (17 models unlisted)
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]

Exhibit A, Annex 1
Quantum Product Chart
Forecasted Qualified Products
Page 5

DEC    QNTM                                   Lead    Digital   Pricing
Model  Model  Interface  Code Name  Capacity  Time  Q2 Forecast CYQ494

       Tape Products
[   ] (17 models unlisted)
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]
[   ]

Exhibit A, Annex 1
Quantum Product Chart
Forecasted Qualified Products
Page 6

DEC    QNTM                                   Lead    Digital   Pricing
Model  Model  Interface  Code Name  Capacity  Time  Q2 Forecast CYQ494

       Tape Products
[   ] (4 models unlisted)
[   ]
[   ]
[   ]

Exhibit A, Annex 1
Quantum Product Chart
Forecasted Qualified Products
Page 7

DEC    QNTM                                   Lead    Digital   Pricing
Model  Model  Interface  Code Name  Capacity  Time  Q2 Forecast CYQ494

       Tape/Media
[   ] (8 models unlisted)
[   ]
[   ]
[   ]

Exhibit A                 Rev. 4 9/30/94
Annex 1: Quantum Product Chart Forecasted Qualified Products
BOA #19337

* Wide/Diff = Add [  ] per unit
* HCSG products = [   ] warranty
* DPSG products = [   ] warranty
* DPSG Products offered FOB:
  Milpitas, California
  Singapore
  Dundalk, Ireland

* HCSG Producted Offered FOB:
  X-Digital Colorado Springs, Colorado
  Milpitas, California
  Singapore
  Dundalk, Ireland

* FOB Turnkey Scotland (3PL) add [      ] unit
* Prices for products manufactured in the U.S. does not include duty into Europe.
* Add [   ] unit for single pack requirements.

Acknowledged and Agreed to:           Effective for the Period:
Name                       Date           ,   , to     ,
Name                       Date

Exhibit A, Annex 2
Quantum Product Chart
Available But Not Qualified
Page 1

DEC    QNTM
Model  Model      Interface  Code Name  Capacity  Available   CYQ494
       DPSG Products
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]


       Portable 2.5"
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]

       HCSG Products
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]

Exhibit A, Annex 2
Quantum Product Chart
Available But Not Qualified
Page 2

DEC    QNTM
Model  Model      Interface  Code Name  Capacity  Available   CYQ494
       HCSG Products
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]
       [   ]      [      ]   [       ]    [    ]   [      ]   [    ]

       Solid State Disks
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]

Exhibit A, Annex 2
Quantum Product Chart
Available But Not Qualified
Page 3

DEC    QNTM
Model  Model      Interface  Code Name  Capacity  Available   CYQ494
       Tape Products
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]

Exhibit A, Annex 2
Quantum Product Chart
Available But Not Qualified
Page 4

DEC    QNTM
Model  Model      Interface  Code Name  Capacity  Available   CYQ494
       Tape Products
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]

Exhibit A, Annex 2
Quantum Product Chart
Available But Not Qualified
Page 5

DEC    QNTM
Model  Model      Interface  Code Name  Capacity  Available   CYQ494
       Tape Products
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]
[    ]

Exhibit A                 Rev. 4 9/30/94
Annex 2: Quantum Product Chart Available But Not Qualified
BOA #19337

* Wide/Diff = Add [  ] per unit
* HCSG products = [   ] warranty
* DPSG products = [   ] warranty X-Digital Colorado Springs, Colorado
* DPSG Products offered FOB:
  Milpitas, California
  Singapore
  Dundalk, Ireland

* HCSG Producted Offered FOB:
  X-Digital Colorado Springs, Colorado
  Milpitas, California
  Singapore
  Dundalk, Ireland

* FOB Turnkey Scotland (3PL) add [      ] unit
* Prices for products manufactured in the U.S. does not include duty into Europe.
* Add [   ] unit for single pack requirements.

Acknowledged and Agreed to:           Effective for the Period:
Name                       Date           ,   , to     ,
Name                       Date

Exhibit A, Annex 3
Quantum Product Chart
Future Products

DEC    QNTM                                                 Budgetary
Model  Model      Interface  Code Name  Capacity  Avail     Pricing

       DPSG Products
       [   ]      [      ]   [       ]    [    ]   [      ]
       [   ]      [      ]   [       ]    [    ]   [      ]
       [   ]      [      ]   [       ]    [    ]   [      ]
       [   ]      [      ]   [       ]    [    ]   [      ]
       [   ]      [      ]   [       ]    [    ]   [      ]
       [   ]      [      ]   [       ]    [    ]   [      ]

       Portable 2.5"
       [   ]      [      ]   [       ]    [    ]             [   ]
       [   ]      [      ]   [       ]    [    ]             [   ]
       [   ]      [      ]   [       ]    [    ]             [   ]
       [   ]      [      ]   [       ]    [    ]             [   ]
       [   ]      [      ]   [       ]    [    ]             [   ]


Avastor   HCSG Products
Disk


Avastor   Solid State Products
Disk


Avastor   Tape Products
Disk


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